Exhibit 99.1
PRESS RELEASE

Alyst Acquisition Corp. Announces Agreement and Plan of Merger With China Networks Media, Ltd.

    NEW YORK, Aug. 18 /PRNewswire-FirstCall/ -- Alyst Acquisition Corp. (Amex: AYA), a special purpose acquisition company ("Alyst"), today announced that it has signed an agreement and plan of merger to acquire all of the issued and outstanding shares of China Networks Media Ltd., a British Virgin Islands company ("China Networks"), which owns and is in the process of acquiring television station operating assets in the People's Republic of China (PRC). As part of the transaction, Alyst will redomesticate to the British Virgin Islands by means of merging with its wholly-owned subsidiary China Networks Holdings immediately prior to consummating its transaction with China Networks. Chardan Capital Markets, LLC ("Chardan") is acting as exclusive advisor to the transaction.

    China Networks, through its wholly owned subsidiary, Advertising Networks Limited and through certain contractual arrangements entered into under PRC law, has positioned itself as a fast growing television advertising network in the PRC. In partnership with municipal and provincial stations, China Networks provides local, national and international advertisers with direct access to China's rising audience of consumers. Through long-term contracts, China Networks operates as the exclusive advertising arm for stations within its network -- providing both general and targeted packages for advertisers across an expanded viewer base.

    China Networks was established in October 2007 and has completed the consolidation of two television advertising companies to date with additional negotiations in progress with other PRC stations. Combined audited carve-out revenue for Kunming Taishi Information Cartoon Co., Ltd ("Kunming") and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd ("Yellow River") for the year ending 2007 was approximately $21.0 million, with net income of approximately $14.7 million. China Networks' consolidation of each yields revenue of approximately $21.0 million and net income of approximately $7.4 million. As a combined entity, China Networks' pro forma two-year CAGR was 15%.

    Michael E. Weksel, Chief Operating Officer of Alyst stated, "The proposed merger between Alyst and China Networks presents a unique opportunity to participate in the rapid growth of the Chinese media space. We believe the transaction creates real value for the shareholders of Alyst and provides China Networks with the capital and capital markets access it needs to realize its potential."

    Li Shuangqing, Co-Chairman and Chief Executive Officer of China Networks stated, "Having been a TV station Director of Advertising and operated an internet and television advertising brokerage for nearly a decade, I and my partners are all too familiar with the challenges inherent in the short-term contracts and yearly re-negotiations that are standard across the PRC television advertising industry. China Networks has resolved those fundamental issues by aligning the stations' interests with those of the ad carriers and the advertisers themselves. Our long-term contracts effectively lock-in and align our interests with the TV stations for both of our benefits." Of the merger, he continued, "Our merger with Alyst, as arranged by Chardan, allows us to increase the pace of our expansion, accelerate efficiency improvements, raise our industry visibility and bring significant value to our current and future partners and our shareholders in the process."

    Pursuant to the transaction, China Networks will become a wholly-owned subsidiary of Alyst and the holders of the capital stock of China Networks will receive, upon the effectiveness of the merger, an aggregate of (i) 2,880,000 ordinary shares and (ii) $17,000,000 in cash. The holders of ordinary shares of China Networks will also be entitled to receive up to $6,000,000 of additional cash and up to 9,000,000 additional ordinary shares upon attaining certain performance milestones, as shown in the following chart:

Year Ending 12/31	Net Income	Shares	Net Income	Cash
2009	$20,000,000	2,850,000	$15,000,000	$3,000,000
2010	$30,000,000	3,075,000	$25,000,000	$3,000,000
2011	$40,000,000	3,075,000	--

    Additionally, the holders of the capital stock of China Networks will be entitled to receive up to $24.9 million of the cash received by Alyst from the exercise of outstanding Alyst warrants. There remain a number of conditions to Alyst's completing the acquisition of China Networks, including review by the U.S. Securities and Exchange Commission (the "SEC") of Alyst's forthcoming proxy and the related registration statement and approval by Alyst's shareholders of the merger between Alyst and China Networks.

    About China Networks

    China Networks is a television advertising company formed in 2007 for the purpose of investing in, consolidating, expanding and streamlining PRC television advertising assets in partnership with municipal and provincial level TV stations.

    The current board of directors of China Networks is comprised of Li Shuangqing, Co-Chairman of the board and CEO, Sean Hinton, Co-Chairman of the board and Principal at Terbish partners, an investment banking and strategic advisor specializing in the media sector in London and Beijing and former Managing Director of Ealing Studios, one of the United Kingdom's oldest and most respected TV and film studios, and Kerry Propper, CEO of Chardan Capital Markets, and board member of A-Power Energy Generation Systems, Ltd., China Cablecom Holdings Ltd., HLS Systems International, Ltd. and Origin Agritech Limited.

    In June 2008, China Networks raised $28 million in a private placement for the consolidation and operation of the advertising operations of two television stations: Kunming and Yellow River. Chardan served as exclusive advisor and placement agent for the transaction.

    About Alyst

    Alyst is a special purpose acquisition company formed in August 2006 for the purpose of acquiring, through a merger, asset acquisition or other similar business combination, an operating business.

    In July 2007, Alyst raised approximately $63.2 million from the issuance of its common stock and warrants. Alyst has until June 29, 2009 to complete a business combination. Alyst's principal offices are in New York City.

    Safe Harbor Statement

Stockholders of Alyst are advised to read, when available, Alyst's preliminary proxy statement and Alyst's definitive proxy statement in connection with Alyst's solicitation of proxies for the special meeting because these statements will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Once filed, stockholders will be able to obtain a copy of the definitive proxy statement and any other relevant filed documents for free at the SEC's website (http://www.sec.gov). These documents will also be available for free, once filed, from Alyst by directing a request to 233 East 69th Street, # 6J, New York, New York 10021.

    In connection with the transaction, China Networks Holdings will file with the SEC a registration statement on Form S-4. The stockholders of Alyst are also urged to read the registration statement, when it is available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about Alyst, China Networks Holdings and the proposed transaction.

    Alyst and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Alyst stockholders to be held to approve, among other things, the acquisition of all of the issued and outstanding shares of China Networks. Information regarding Alyst's directors and executive officers is available in its filings with the SEC and such information will be available in the proxy statements. No person other than Alyst has been authorized to give any information or to make any representations on behalf of Alyst or China Networks in connection with the acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Alyst.

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about Alyst and China Networks and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts and may be identified by the use of forward-looking terminology, including the words "believes," "expects," "intends," "may," "will," "should" or comparable terminology. Such forward-looking statements are based upon the current beliefs and expectations of Alyst's and China Networks' management and are subject to risks and uncertainties which could cause actual results to differ from the forward- looking statements. The following factors, as well as other relevant risks detailed in Alyst's filings with the SEC, could cause actual results to differ from those set forth in forward-looking statements: China Networks faces intense competition respecting the implementation of its business strategy of acquiring television stations in the PRC.

    Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and developments in the industry may differ materially from those made in or suggested by the forward-looking statements contained in this press release. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. The forward-looking statements in this press release speak only as of the date of this press release and might not occur in light of these risks, uncertainties, and assumptions. Alyst undertakes no obligation and disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For Further Information, please contact:

Alyst Acquisition Corp.
Michael E. Weksel
Tel: 212-650-0232
Email: mweksel@alyst.net

Company Advisor:
Chardan Capital Markets, LLC
George Kaufman
Tel: 646-465-9015
Email: gkaufman@chardancapitalmarkets.com

SOURCE Alyst Acquisition Corp.